Exhibit 99.1
Exterran Announces Management Addition and Succession Plan
Appoints Ernie L. Danner President and Chief Operating Officer
HOUSTON, October 8, 2008 – Exterran Holdings, Inc. (NYSE: EXH) today announced the appointment of Ernie L. Danner as President and Chief Operating Officer, effective October 8, 2008. Mr. Danner will have responsibility for all company operations worldwide, and will report to Stephen A. Snider, Chief Executive Officer and a director of Exterran. Mr. Danner is expected to assume the role of Chief Executive Officer upon the planned retirement of Mr. Snider by the end of June 2009.
Mr. Danner served as Executive Vice President in positions of increasing responsibility with Universal Compression Holdings, Inc. from 1998 through August 2007, when Universal merged with Hanover Compressor Company to form Exterran. He began with Universal as Chief Financial Officer in 1998, and then became President of Universal’s Latin America division in 2002, President of Universal’s International Division in 2005 and ultimately Chief Operating Officer of Universal in 2006. He also served as a director of Universal during that period, and became a director of Exterran upon completion of the merger. Mr. Danner will continue to serve as a director of Exterran.
“We are delighted to have Ernie in the role of President and Chief Operating Officer,” said Steve Snider. “Ernie brings a unique combination of industry operating experience and financial acumen, which I am confident will add value to the Company.”
“Joining Exterran’s outstanding group of employees is a great opportunity,” said Ernie Danner. “I am excited to become a part of the Exterran team and welcome the opportunity to contribute to Exterran’s future success. I look forward to working with Steve and the rest of the Exterran organization as we seek to enhance shareholder value with our expanded product and service lines, healthy financial position and attractive long-term growth opportunities.”
Prior to joining Universal, Mr. Danner served as Senior Vice President and Chief Financial Officer of MidCon Corp., an interstate pipeline company and wholly owned subsidiary of Occidental Petroleum Corporation. From 1988 until 1997, Mr. Danner served as Vice President, Chief Financial Officer and a director of INDSPEC Chemical Company. Mr. Danner is also a director of Copano Energy, LLC and Horizon Lines, LLC.
“Ernie’s prior relationship with the Exterran management team and employee base — currently as a director, and formerly as COO and director of Universal Compression Holdings — makes him uniquely qualified as an incoming President,” said Gordon T. Hall, Chairman of the Board. “We are pleased to welcome Ernie, and to outline a strong succession plan for the Company. Steve’s plan to retire next June follows a successful and unsurpassed, nearly 30-year career in the natural gas and compression industry, which has included senior management positions at Tidewater Compression, Universal and Exterran.”

Forward-Looking Statements
All statements in this release (and oral statements made regarding the subjects of this release) other than historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside the control of Exterran Holdings (the “Company”), which could cause actual results to differ materially from such statements. Forward-looking information includes, but is not limited to, statements regarding the succession plan described in this press release and the timing thereof, the Company’s ability to enhance shareholder value, the Company’s future financial position and growth opportunities of the Company and the Company’s future success.
While the Company believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business. Among the factors that could cause results to differ materially from those indicated by such forward-looking statements are: actions taken by the Company’s board of directors and management; conditions in the oil and gas industry, including a sustained decrease in the level of supply or demand for oil and natural gas and the impact on the price of oil and natural gas; the Company’s ability to timely and cost-effectively obtain components necessary to conduct the Company’s business; changes in political or economic conditions in key operating markets, including international markets; and changes in safety and environmental regulations pertaining to the production and transportation of oil and natural gas.
These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in Exterran Holdings’ Annual Report on Form 10-K for the year ended December 31, 2007, as amended by Amendment No. 1 thereto, and those set forth from time to time in the Company’s filings with the Securities and Exchange Commission, which are currently available at www.exterran.com. Except as required by law, the Company expressly disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.
About Exterran Holdings
Exterran Holdings, Inc. is a global market leader in full service natural gas compression and a premier provider of operations, maintenance, service and equipment for oil and gas production, processing and transportation applications. Exterran Holdings serves customers across the energy spectrum—from producers to transporters to processors to storage owners. Headquartered in Houston, Texas, Exterran and its over 10,000 employees have operations in more than 30 countries. For more information, visit www.exterran.com.
Exterran Contact Information:
      Investors: David Oatman (281) 836-7035
      Media: Pat (Patricia) Wente (281) 836-7308
SOURCE: Exterran Holdings, Inc.